                                                                     Exhibit 4.6


                              CERTIFICATE OF TRUST

                                       OF

                           FIRST TENNESSEE CAPITAL II


                  This Certificate of Trust of First Tennessee Capital II (the "Trust"), dated December 6, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

                  1. NAME. The name of the business trust being formed hereby is First Tennessee Capital II.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon the filing of this Certificate of Trust.

                  IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                    THE BANK OF NEW YORK (DELAWARE), as
                                    Trustee


                                    By: Melissa J. Beneduce
                                        -------------------------------
                                        Name:  Melissa J. Beneduce
                                        Title: Assistant Vice President

                                    ELBERT L. THOMAS, JR., as Trustee


                                    By: Elbert L. Thomas, Jr.
                                        -------------------------------

                                    TERESA A. FEHRMAN, as Trustee


                                    By: Teresa A. Fehrman
                                        -------------------------------